Exhibit 23(b)

Consent of Independent Auditors

The Board of Directors
EDO Corporation:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Melville, New York
July 11, 2002